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                                                                    EXHIBIT 10.1

                           AGREEMENT OF JOINT VENTURE
                                       OF
                       CIRCUS AND ELDORADO JOINT VENTURE
                       ---------------------------------


     This AGREEMENT OF JOINT VENTURE OF CIRCUS AND ELDORADO JOINT VENTURE is entered into and shall be effective as of the 1st day of March, 1994, by and between ELDORADO LIMITED LIABILITY COMPANY ("E"), a Nevada limited liability company owned and controlled by ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership ("EHALP"), and GALLEON, INC., a Nevada corporation ("C"), owned and controlled by CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation ("CC"), pursuant to the provisions of the Nevada Uniform Partnership Act, on the following terms and conditions:

                                   SECTION 1

                               THE JOINT VENTURE
                               -----------------

     1.1  FORMATION.  The Joint Venture is hereby formed as a Nevada general
          ---------
partnership between E and C ("Partners") effective as of the date hereof pursuant to the provisions of the Nevada Uniform Partnership Act ("Act").

     1.2  NAME.  The name of the Joint Venture shall be CIRCUS AND ELDORADO
          ----
JOINT VENTURE and all business of the Joint Venture shall be conducted in such name. The Joint Venture shall hold all of its property in the name of the Joint Venture and not in the name of any Partner.

     1.3  PURPOSE.
          -------

          (a) The purpose of the Joint Venture is to acquire, develop, construct, finance, manage, and operate a hotel with up to approximately 2,000 rooms and an entertainment facility, together with a casino, restaurants, amusement and other related facilities ("Casino Project"), to be located in Reno, Nevada, on the property described in Exhibit "A" attached hereto and incorporated herein by reference (the "Casino Property").

          (b) The Joint Venture shall be a partnership only for the purpose specified in this Section 1.3. Except as otherwise provided in this Agreement, the Joint Venture shall not engage in any other activity or business and no Partner shall have any authority to hold himself out as the agent of the other Partner in any other business or activity.

     1.4  PLACE OF BUSINESS.  The principal place of business of the Joint
          -----------------
Venture shall be at 430 North Virginia Street, Reno, Nevada or at such other place within Reno,
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Nevada, as may be determined by the Managing Partner.

     1.5  TERM.  The term of the Joint Venture shall commence on the date hereof
          ----
and shall continue until the winding up and liquidation of the Joint Venture following a "Liquidating Event," as provided in Section 13 hereof.

     1.6  PERCENTAGE INTEREST.  The Percentage Interest of each Partner shall
          -------------------
be fifty percent (50%) and shall not be changed except as provided herein.

     1.7  STATUTORY COMPLIANCE.  The Joint Venture shall exist under and be
          --------------------
governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Nevada including the Nevada Gaming Control Act embodied in Chapter 463 of the Nevada Revised Statutes and the regulations promulgated thereunder. The Partners shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. The Partners shall execute and file in the appropriate records any assumed or fictitious name certificates and other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Joint Venture.

     1.8  TITLE TO PROPERTY.  All real and personal property owned by the Joint
          -----------------
Venture shall be owned by and in the name of the Joint Venture as an entity and no Partner shall have any ownership interest in such property in its individual name or right, and each Partners's interest in the Joint Venture shall be personal property for all purposes.

     1.9  PAYMENTS OF INDIVIDUAL OBLIGATIONS.  The Joint Venture's credit and
          ----------------------------------
assets shall be used solely for the benefit of the Joint Venture, and no asset of the Joint Venture shall be transferred or encumbered for or in payment of any separate obligation of a Partner.

     1.10 INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.
          ----------------------------------------------------

          (a) Each Partner shall be required to devote only such time to the affairs of the Joint Venture as such Partner determines in its sole discretion may be necessary to develop, construct, manage and operate the Joint Venture, and each Partner shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate. Nothing in this Agreement shall prevent either Partner from engaging in other business ventures of every nature, including, but not limited to, the ownership, management, improvement, development and operation of any other hotels and/or casinos wherever located, and this Agreement shall grant neither

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the Joint Venture nor any Partner any right in any such independent venture or business or to the income and profits derived therefrom. Each Partner specifically acknowledges that the other Partner or an Affiliate of the other Partner is the owner and operator of a competing hotel casino adjacent to the Casino Property and to be connected to the Casino Project and that this Agreement shall not be deemed or construed to prevent, hinder or inhibit in any way the present operation or future expansion of said properties.

          (b) Each Partner shall pay and discharge when due its non-Joint Venture debts and obligations unrelated to the Joint Venture and shall indemnify and save harmless the Joint Venture and the other party from and against any and all claims, demands, actions and expenses, including reasonable attorneys' fees, incurred on account of or with respect to any such non-Joint Venture debts or obligations.

          (c) As used in this Agreement, the term "Affiliate" shall mean any other entity directly or indirectly controlling, controlled by or under common control with that of any Partner.

     1.11 EXPENSES OF PARTNERS.  Except as specifically provided in this
          --------------------
Agreement, including, without limitation, the provisions of Section 2.9(d), no Partner shall be paid for services rendered to the Joint Venture by such Partner. However, each party shall be entitled to reimbursement from the Joint Venture for the actual out-of-pocket expenses reasonably incurred by such Partner in furtherance of the Joint Venture's business to the extent such expenses are contemplated by a budget approved by the Partners , upon the presentation of reasonable supporting documentation of the amount and purpose of such expense.

                                   SECTION 2
                                   ---------

                PARTNERS' PERFORMANCE AND CAPITAL CONTRIBUTIONS
                -----------------------------------------------

     2.1  PHASE I PERFORMANCE REQUIREMENTS.  Upon execution of this Agreement,
          --------------------------------
the Partners shall commence the following activities on behalf of the Joint Venture toward the development of the Project:

          (a) C shall undertake the necessary architectural, engineering, design and construction drawings for the Casino Project.

          (b) C shall undertake to provide committed CONSTRUCTION FINANCING as defined in Paragraph 2.4.

          (c) Utilizing the preliminary design provided by C, E shall file and process all applications to obtain all necessary

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governmental approvals and entitlements, not including building permits, or approval of the Nevada gaming authorities, both of which shall be obtained by the Joint Venture for the Casino Project.

          (d) E, on behalf of the Joint Venture, will undertake such negotiations as may be required to acquire that certain parcel of property within the Casino Project site not currently owned by E, commonly known as the Power Company Property. Both Partners shall pay one-half (1/2) of all costs, fees, expenses and purchase price for the acquisition of the Power Company Property and take title as tenants in common with each Partner holding an undivided one-half (1/2) interest. In the event that for any reason the Casino Project does not proceed to Phase II as set forth below within one (1) year from the date of this Agreement, E shall, within one (1) year thereafter, purchase C's interest in the Power Company Property at C's cost, plus interest at the prime rate of Bank of America as adjusted from time to time. In such event, E shall indemnify and hold C harmless from all obligations under the agreement for purchase of the Power Company Property.

          (e) E shall obtain all appropriate consents, including consents required from the Cafferata Trust with respect to the assignment of the Cafferata Lease and the leasehold estate created thereby, as described in Paragraph 2.2, to the Joint Venture at E's sole cost and expense.

          (f) E shall provide adequate assurances to C of the availability of the Subordination Security as defined in the Trust Agreement between EHALP and the Cafferata Trust at E's sole cost and expense.

          (g) E shall provide assurance to C that upon conveyance or assignment of the Casino Property, a CLTA Owner's Policy of title insurance is committed to be issued by First American Title Company of Nevada insuring title to the parcels vested in the Joint Venture, except for the Cafferata parcel, as to which a CLTA leasehold policy of title insurance shall be committed to be issued in favor of the Joint Venture, showing title to the Casino Property free and clear of all liens and encumbrances, except those set forth as Exceptions 1 through 27, with all taxes and assessments being paid current through the transfer date, 28, 34, 51 and 54 as set forth on Schedule B to the Preliminary Title Report of First American Title Company Report Order No. 170763MC, dated as of October 4, 1993, at 7:30 a.m.

     2.2  PHASE II CAPITAL CONTRIBUTIONS.  After the formation of the Joint
          ------------------------------
Venture and the satisfaction or waiver of the conditions

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set forth in Paragraph 2.3 below, the Partners shall make the following initial
CAPITAL CONTRIBUTIONS:

          (a) E shall convey, or shall cause to be conveyed fee title to the parcels comprising the Casino Property (excluding the Power Company Property and the Cafferata Parcel) to the Joint Venture by Grant, Bargain and Sale Deed. The parties acknowledge that Lot 14 in Block B of Original Town, now City of Reno (the "Cafferata Parcel"), is the subject of a ground lease entered into by and between EHALP and Gladys A. Cafferata, as Trustee of the Gladys A. Cafferata Trust U/T/A November 2, 1990 (the "Cafferata Trust"), evidenced by a Lease Agreement, Memorandum of Lease and Option to Purchase, Put Option to Purchase and Trust Agreement, each dated as of the 1st day of October, 1992 (collectively, the "Cafferata Lease"). E agrees to assign and convey all of its right, title and interest in and to the Cafferata Lease and leasehold estate to the Joint Venture. E further covenants and agrees that upon the exercise of the option to purchase in the Cafferata Lease by the Joint Venture, E shall be responsible for payment of the Purchase Price (as therein defined) at E's sole cost and expense. E shall also be responsible for the Subordination Security as defined in the Trust Agreement by and between EHALP and the Cafferata Trust, at E's sole cost and expense. E shall cause the Casino Property parcels to be deeded or assigned to the Joint Venture free and clear of all liens and encumbrances, except as set forth in Section 2.1. Upon the conveyance or assignment of the Casino Property parcels, E shall cause a CLTA Owner's Policy or Policies of Title Insurance to be issued by First American Title Company of Nevada, in the aggregate amount of Twenty-Five Million Dollars ($25,000,000), insuring title to the parcels vested in the Joint Venture in fee, except for the Cafferata Parcel as to which a CLTA Leasehold Policy of Title Insurance shall be issued to the Joint Venture, free and clear of all liens and encumbrances, except as approved in writing by both Partners. The premiums for the CLTA policy(ies) shall be borne equally by the Partners. All rental payments and other monetary obligations (except for payment of the Purchase Price for the Cafferata Parcel) under the Cafferata Lease shall be paid by E pending assignment of the Cafferata Lease and leasehold estate to the Joint Venture and thereafter shall be the obligation of the Joint Venture, pending exercise of the option to purchase by the Joint Venture. Provided, however, that at the request of the Managing Partner, all rental payments and other monetary obligations necessary to maintain the Cafferata Lease in effect following assignment to the Joint Venture shall be paid by E and repaid by the Joint Venture as a loan from E under Section 15.9, below.

          (b) C shall contribute the sum of $25,000,000 to the Partnership in cash and/or technology, intellectual property or

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equipment of a kind and of value, including holding costs, as set forth in a written itemized schedule approved and signed by both Partners, and C's Capital Account shall be credited accordingly.

          (c) The Partners shall transfer the Power Company Property to the Joint Venture, and each party's Capital Account shall be credited with one-half (1/2) the acquisition costs.

          (d) After taking into account all Capital Contributions made by the Partners, each Partner shall contribute sufficient additional cash to bring such Partner's capital contribution to fifteen percent (15%) of the total Casino Project costs, including land acquisition and preopening expenses which shall be in an amount not to exceed the final Project budget approved by both Partners ("Final Budget"), thereby making the total aggregate capital contributions of the Partners equal to thirty percent (30%) of the Final Budget. In making the contribution as provided in this subparagraph, each Partner shall receive a credit for the property or other assets contributed to the Venture by such Partner as provided in Paragraph 2.2 (a), (b) and (c) above, and the remainder of the required Capital Contribution shall be in cash. Any costs incurred or amounts paid by a Partner in carrying out its Phase I responsibilities for the Project as provided in Paragraph 2.1 shall be credited to that Partner's required cash contribution under this Paragraph 2.2.

          (e) The Capital Contributions required under Subparagraph 2.2(d) shall be made at the time required by the provider of the Construction Financing if not C or CC, or if the financing is provided by C or CC, in such amounts and at such time as the Managing Partner reasonably determines necessary to coincide with the funding of the construction, preopening expenses and initial bankroll. In no event shall either Partner have a duty to make a cash Capital Contribution required by Paragraph 2.2(d) prior to January 1, 1994. Prior to January 1, 1994, amounts provided to the Joint Venture shall be loans in accordance with the provisions of Section 15.9 hereof and shall bear interest at a rate of ten percent (10%). All such loans shall be repaid upon the payment of the Capital Contributions as herein provided after January 1, 1994. No Partner shall have any obligation to provide any such loans to the Partnership.

          (f) Nothwithstanding any other provision of this Agreement of Joint Venture, if a Partner defaults in the Capital Contributions required by this Paragraph 2.2, the nondefaulting party shall have all remedies available in law and in equity.

     2.3  CONDITIONS TO CAPITAL CONTRIBUTIONS.  The following are conditions to
          -----------------------------------
be satisfied or waived prior to the requirement that

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the Partners make the Capital Contributions set forth in Paragraph 2.2 above:

          (a) All government approvals have been obtained to the satisfaction of both Partners.

          (b)  The Partners have agreed on  the Final Budget.

          (c) The Partners have agreed on the scope of the Casino Project and the plans and specifications relating thereto.

          (d) The Construction Financing has been committed and is available for the funding of the construction of the Casino Project.

          (e) The consent to the Assignment of the Cafferata Lease in a form acceptable to the Partners is obtained.

          (f) If each of the above conditions has not been satisfied or waived by July 31, 1994, the Joint Venture shall be dissolved pursuant to Section 13.

     2.4  CONSTRUCTION FINANCING.  Construction Financing is the financing
          ----------------------
required for the development, construction and completion of the Casino Project as provided herein. The terms of the Construction Financing must be approved by both Partners; provided, however, that if such Construction Financing is provided by C or CC, the Construction Financing will be deemed approved if it is on terms and conditions required herein and carries an interest rate of ten percent (10%) and a payment schedule, including principal and interest, based on a twenty (20) year amortization and all due and payable in ten (10) years. CC guarantees to E and EHALP the obligation of C to obtain the Construction Financing. EHALP shall not be required to be a signator to nor guarantor of the Construction Financing. The Construction Financing, together with the aggregate of all Capital Contributions of the Partners, shall be sufficient to pay when due the real estate taxes, assessments and insurance premiums on the Casino Property during the period prior to opening of the Casino, all architectural, engineering and design expenses to the extent not contributed by a Partner, legal and accounting expenses (not including organizational fees), demolition, excavation and construction costs, and furniture, fixtures and equipment in order to complete the Casino Project in the amount of the Final Budget. C and CC shall be obligated to provide adequate funds or additional Construction Financing to cover any and all cost over-runs, extras or additions in excess of the Final Budget arising during the course of construction unless caused in whole or in part by E or E's delay or failure in performance of E's obligations in connection with the Casino

                                       7
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Project. Any such additions, changes, extras or over-runs shall be subject to the approval of both Partners. To the extent that such financing is required, if CC is required to guarantee such excess financing, EHALP agrees to also guarantee such excess financing. The aggregate amount of all Construction Financing, including the financing of cost over-runs, will be in the form of a recourse note against the Partners and may be secured by a Deed of Trust and/or other security interest in the real and personal property of the Joint Venture, including, without limitation, the Casino Property; provided, however, if the Construction Financing is provided by C or CC, then the note and deed of trust securing the obligation to C or CC shall provide a one-year right to cure before filing a Notice of Default and Election to Sell or before other foreclosure or Trustee sale proceedings on such deed of trust may be instituted. There shall be no additional Capital Contributions, other than those required by Paragraph 2.2(d), required until construction is complete. Either Partner may at any time arrange for third party financing on commercially reasonable terms for the Casino Project; provided, however, that neither CC nor EHALP shall be obligated to provide a personal guarantee for such third party financing. In the event that it is necessary for C to guarantee such third party financing and EHALP does not guarantee it, then C shall be entitled to receive an annual guarantee fee in the amount of two percent (2%) of the average outstanding principal balance of such third party financing.

     2.5  REVOLVING CREDIT LINE.  Prior to the opening of the Casino Project, C
          ---------------------
and CC shall arrange or provide a Revolving Credit Line for the business of the Joint Venture in the minimum amount of $10,000,000. If the Revolving Credit Line is provided by C or CC, interest shall be charged at the rate of ten percent (10%) per annum on outstanding principal amounts. This revolving credit line shall be maintained as long as C is the Managing Partner. EHALP shall not be required to be a signator to or guarantor of the Revolving Credit Line.

     2.6  ADDITIONAL CAPITAL CONTRIBUTIONS.
          --------------------------------

          (a) Additional Capital Contributions may be called for by the Managing Partner by written demand upon the Partners from time to time solely for the purpose of defraying an annual net loss not including depreciation and amortization expenses of the Casino Project after opening and only after full utilization of the Revolving Credit Line to fund working capital requirements because of such losses. Such Additional Capital Contributions shall be payable in proportion to the Percentage Interests of the Partners. Each Partner shall contribute its respective share of such subsequent capital calls within fifteen
(15) days of receipt of notice if the entire amount (including both Partners' shares) of

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the capital call is less than or equal to $1,000,000.00; within thirty (30) days if such amount exceeds $1,000,000.00 but is less than or equal to $2,000,000.00; within sixty (60) days if such amount exceeds $2,000,000.00 but is less than or equal to $3,000,000.00; and within 120 days if such amount of the capital call is greater than $3,000,000.00. In the event that such annual net losses exceed a total amount of $10,000,000, then both parties agree to use their best efforts in order to obtain additional financing within 120 days for such excess operating losses. The terms of such financing shall be subject to the approval of both Partners. If the Partners are unable to obtain financing for such excess operating losses, then the Managing Partner may require an Additional Capital Contribution to be paid by each Partner in proportion to the Percentage Interests.

     2.7  FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS.  The Partners'
          ------------------------------------------------
obligation to make Additional Capital Contributions shall be a personal obligation of each Partner and shall be enforceable by this Joint Venture and each of its Partners, but shall not be enforceable by any third party creditor of the Joint Venture or any other person. If either Partner fails to make an Additional Capital Contribution when due under this Agreement (the "Defaulting Partner"), the Non-Defaulting Partner shall have the following remedies:

          (a) Immediately upon a default by a Partner under this Section, the Non-Defaulting Partner shall have the right (but not the obligation) to do any one of the following:

               (i) contribute, as a capital contribution of the Defaulting Partner and as a loan to the Defaulting Partner, the amount of the Additional Capital Contribution in default, and all such amounts shall be considered loans to the Defaulting Partner from such Non-Defaulting Partner. The unpaid principal balance of the loan shall bear interest from the date of the advance at the Default Rate. Interest shall be accumulated daily and compounded on an annual basis. The loan, with interest, shall be repaid by the Defaulting Partner from its cash distributions pursuant to this Agreement, or, if the provisions of
Section 12.4 become applicable, the loan shall be repaid out of proceeds received pursuant thereto.

              (ii) loan the entire amount of the Additional Capital Contribution to the Joint Venture, such loan to bear interest from the date of advance until repaid at the Default Rate. Interest on any such loan shall be accumulated daily and compounded on an annual basis. Interest and principal on such loan shall be paid in accordance with Section 4.1.

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          (b)  If the Non-Defaulting Partner has elected the remedy described in subparagraph 2.7(a)(i) above, and the loan is not repaid to the Non-Defaulting Partner within two (2) years of the date of the loan advance or if a Partner is in default at any time on two (2) Additional Capital Contributions which remain unpaid or uncured as provided herein, then, and only then, may the Non-Defaulting Partner elect to purchase the Defaulting Partner's interest in the Joint Venture pursuant to and in accordance with the terms of Section 12.4.

          (c) For purposes of this Agreement, the "Default Rate" of interest shall be the greater of ten percent (10%) or two (2) percentage points added to the "prime" interest rate of the Bank of America, as announced from time to time.

     2.8  CAPITAL ACCOUNTS.  An individual Capital Account shall be established
          ----------------
and maintained for each Partner. The Capital Account of each Partner shall be equal to the aggregate amount of cash contributed by such Partner to the Joint Venture, increased by (i) the fair market value of property contributed by such Partner to the Joint Venture (other than a promissory note by such Partner who is the maker of such note), net of liabilities secured by such property that the Joint Venture assumes or takes the property subject to, (ii) the amount of any Joint Venture liabilities assumed by such Partner other than liabilities secured by property distributed to such Partner, (iii) such Partner's distributive share of Profits of the Joint Venture and (iv) any items in the nature of income and gain which are excluded from the definitions of Profits and Losses and allocated to such Partner, and reduced by (i) such Partner's distributive share of Losses,
(ii) the amount of any distributions of cash to such Partner, (iii) the amount of liabilities of such Partner assumed by the Joint Venture, other than liabilities secured by property contributed by such Partner, (iv) the fair market value of property (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject) distributed to such Partner, and (v) any items in the nature of deductions or losses which are excluded from the definitions of Profits and Losses and allocated to such Partner. Upon a distribution of property, other than one described in Section 3.7(a) hereof, the Capital Account of each Partner shall be adjusted as provided in Regulations of the Internal Revenue Code of 1986, as amended ("Code") Section 1.704-1(b) (2) (iv) (e). In the event the Gross Asset Values of Joint Venture assets are adjusted pursuant to Section 3.7(a) hereof, the Capital Account of each Partner shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Joint Venture recognized gain or loss equal to the amount of such aggregate net adjustment. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to

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comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.

     2.9  OTHER MATTERS.
          -------------

          (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of his Capital Contributions or withdraw from the Joint Venture without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

          (b) No Partner shall receive any interest, salary, or draws with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Joint Venture or otherwise in its capacity as Partner, except as otherwise provided in this Agreement.

          (c) Except as provided in Section 10, no Person shall be admitted to the Joint Venture as a Partner without the unanimous consent of the Partners.

          (d) The Managing Partner, on behalf of the Joint Venture, may contract with an Affiliate of the Managing Partner for the provision of accounting, bookkeeping, computer services and management information and similar central office services at a cost not to exceed the reasonable direct costs incurred by such Affiliate in providing such services.

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                                   SECTION 3

                                  ALLOCATIONS
                                  -----------

     3.1  PROFITS AND LOSSES.  "Profits" and "Losses" means, for each fiscal
          ------------------
year or other period, an amount equal to the Joint Venture's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Joint Venture that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Agreement shall be added to such taxable income or loss.

          (b) Any expenditures of the Joint Venture described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(l) ("Section 705(a)(2)(B) Expenditure"), and not otherwise taken into account in computing Profits or Losses pursuant to this Agreement, shall be subtracted from such taxable income or loss.

          (c) In the event the Gross Asset Value of any Joint Venture asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

          (d) Gain or loss resulting from any disposition of Joint Venture Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period.

          (f) Notwithstanding any other provisions of this Section (other than Sections 3.4(a) and 3.4(b)), any items which are specially allocated pursuant to Sections 3.4 and 3.5 hereof shall not be taken into account in computing Profits and Losses.

     3.2  PROFITS.
          -------

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

          (a) Except as provided in Sections 3.2(b) hereof, the allocation of Profits among the Partners for any fiscal year shall be determined in the following manner: (1) The net operating income of the Joint Venture for financial reporting purposes (determined in accordance with generally accepted accounting principles) for such fiscal year, exclusive of interest expense, shall be credited to C, up to the amount of its Priority Allocation for such fiscal year, any balance shall be credited to E, up to the amount of C's Priority Allocation with respect to such fiscal year, and any remaining balance shall be credited to the Partners in proportion to their Percentage Interests;
(ii) Interest expense of the Joint Venture (determined in accordance with generally accepted accounting principles) for such fiscal year shall be charged to the Partners in proportion to their Percentage Interests; and (iii) The difference (whether positive or negative) between (A) net operating income of the Joint Venture for financial reporting purposes (determined in accordance with generally accepted accounting principles) for such fiscal year, less the amount of interest expense of the Joint Venture (determined in accordance with generally accepted accounting principles) for such fiscal year and (B) Profits of the Joint Venture for such fiscal year shall be credited or charged to the Partners, as the case may be, in proportion to their Percentage Interests. Each Partner shall then be allocated Profits for such fiscal year in an amount equal to the net amount credited to such Partner pursuant to the preceding sentence; provided, however, that in the event the computation pursuant to the preceding sentence would result in a Partner being charged a loss, such Partner shall be allocated zero Profits for such fiscal year and the other Partner shall be allocated all of the Profits of the Joint Venture for such fiscal year.

          (b) Profits attributable to the sale, exchange or other disposition of all or substantially all of the assets of the Joint Venture shall be allocated among the Partners as follows: (i) First, if the Capital Accounts of the Partners are unequal (after reducing each Partner's Capital Account for any undistributed Net Cash From Operations distributable to such Partner pursuant to
Section 4.1 hereof and after adjusting each Partner's Capital Account for any Profits or Losses of the Joint Venture for such fiscal year allocated to such Partner pursuant to Section 3.2(a) or 3.3(a) hereof, such Profits shall be allocated to the Partner with the smaller Capital Account (determined after the foregoing adjustments) until each Partner's Capital Account (as adjusted) is equal, and (ii) Second, the balance of any such Profits shall be allocated among the Partners in proportion to their Percentage Interests.

     3.3  LOSSES.
          ------

          (a) Except as provided in Section 3.3(b) hereof, Losses for any fiscal year shall be allocated among the Partners in proportion to their Percentage Interests.

          (b) Losses attributable to the sale, exchange or other disposition of all or substantially all of the assets of the Joint Venture shall be allocated among the Partners as follows: (i) First, if the Capital Accounts of the Partners are unequal (after reducing each Partner's Capital Account for any undistributed Net Cash From Operations distributable to such Partner pursuant to
Section 4.1 hereof and after adjusting each Partner's Capital Account for any Profits or Losses of the Joint Venture for such fiscal year allocated to such Partner pursuant to Section 3.2(a) or 3.3(a) hereof), such Losses shall be allocated to the Partner with the larger Capital Account (determined after the foregoing adjustments) until each Partner's Capital Account (as adjusted) is equal, and (ii) Second, the balance of any such Losses shall be allocated among the Partners in proportion to their Percentage Interests.

     3.4  SPECIAL ALLOCATIONS.  The following special allocations shall be made
          -------------------
in the following order:

          (a)  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in Section
               -----------------------
1.704-2(f) of the Income Tax Regulations promulgated under the Code, as amended from time to time, ("Regulations") notwithstanding any other provision of this Agreement, if there is a net decrease in Joint Venture Minimum Gain during any Joint Venture fiscal year, each Partner shall be specially allocated items of Joint Venture income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Joint Venture Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.4(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-1(f) of the Regulations and shall be interpreted consistently therewith.

          (b)  PARTNER NONRECOURSE DEBT. Any item of Joint Venture loss,
               ------------------------
deduction or Section 705(a)(2)(B) Expenditure that is attributable to Partner Nonrecourse Debt shall be allocated to the Partner or Partners that bear the economic risk of loss with respect to such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i). Notwithstanding any other provisions of this Agreement except Section 3.4(a) hereof, if there is a net decrease during any fiscal year in the minimum gain attributable to a Partner Nonrecourse Debt (within the meaning of Regulations Section 1.704-2(i)(3)), then any Partner with a share of the minimum gain attributable to such Partner Nonrecourse Debt at the beginning of such fiscal year shall be allocated items of Joint Venture income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as provided in Regulations Section 1.704-2(i)(4).

          (c) CODE SECTION 754 ADJUSTMENT.  To the extent an adjustment to the
              ---------------------------
adjusted tax basis of any Joint Venture asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regula-tions Section 1.704-1(b)(2)(iv)(m)(4), to be taken
            -  -                                            -  -
into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Joint Venture, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Joint Venture in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to
                                                           -  -
the Partners to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
                  -  -

          (d) ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF JOINT VENTURE
              ---------------------------------------------------------
INTERESTS. Any income, gain, loss or deduction realized as a direct or indirect
- ---------
result of the issuance of an interest in the Joint Venture to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

          (e)  LIMITATIONS ON ALLOCATION OF LOSSES. Notwithstanding the
               -----------------------------------
provisions of this Section 3, in no event shall any allocation of Losses (or any other loss, deduction or Section 705(a)(2)(B) Expenditure) to any Partner cause such Partner to have or increase a deficit balance in its Capital Account.

          (f)  QUALIFIED INCOME OFFSET.  If a Partner receives an adjustment,
               -----------------------
allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which creates or increases a deficit balance (taking into account distributions, other than distributions in liquidation of the Joint Venture, reasonably expected to be made) in the Partner's Capital Account (as provided in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or

(6)), the Managing Partner shall allocate items of income or gain (as those terms are used in Regulations Section 1.704-1(b)(2)(ii)(d)) to Such Partner in an amount and manner to eliminate the Partner's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible.

          (g)  CAPITAL ACCOUNT DEFICITS. For purposes of Sections 3.4(a),
               ------------------------
3.4(b), 3.4(e) and 3.4(f) hereof, there shall be excluded from any deficit in a Partner's Capital Account any amount such Partner is obligated to restore to its Capital Account under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such fiscal year in Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

          (h)  CAPITAL ACCOUNT ADJUSTMENT. For purposes of Sections 3.4(a),
               --------------------------
3.4(b) and 3.4(e) hereof, each Partner's Capital Account shall be reduced by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (i)  DEFINITIONS.  For purposes of this Agreement, the following terms
               -----------
shall have the following meanings:

               (i) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

               (ii) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:
     (i) the initial Gross Asset Value of any asset contributed by a Partner to the Joint Venture shall be the gross fair market value of such asset, as determined by the Partners; and (ii) the Gross Asset Value of all assets whose Gross Asset Value has been adjusted pursuant to Section 3.7(a) hereof shall be adjusted pursuant to the last sentence of Section 3.7(a) hereof.

               (iii) "Minimum Gain" means the sum of the separately computed amount of gain, if any, that would be realized by the Company if, with respect to each nonrecourse liability of the Company, the Company disposed of the property subject to such nonrecourse liability for no other consideration than full satisfaction of such liability in accordance with Regulations Section 1.70 4-2(d). For this purpose, the term "nonrecourse liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

               (iv) "Partner Nonrecourse Debt" means any Joint Venture liability to the extent the liability is nonrecourse for purposes of Regulations Section 1.1001-2, and a Partner (or a related person within the meaning of Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2).

               (v) "Partner Nonrecourse Debt Minimum Gain" means Minimum Gain attributable to Partner Nonrecourse Debt.

     3.5  CURATIVE ALLOCATIONS.  The allocations set forth in Sections 3.4(a),
          --------------------
3.4(b), 3.4(c) and 3.4(d) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Joint Venture income, gain, loss, or deduction pursuant to this
Section 3.5. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Managing Partner shall make such offsetting special allocations of Joint Venture income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Joint Venture items were allocated pursuant to Sections 3.2 and 3.3 hereof. In exercising his discretion under this Section 3.5, the Managing Partner shall take into account future Regulatory Allocations under Section 3.4 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.4.

     3.6  CODE SECTION 704(C) ALLOCATIONS.
          -------------------------------

          (a) Solely for federal income tax purposes and not with respect to determining any partner's capital account, distributive share of profits or losses, distributions or other items, a partner's distributive share of income, gain, loss, or deduction with respect to any property (other than money) contributed to the Joint Venture shall be determined in accordance with Code
Section 704(c) and Regulations thereunder.

          (b) For purposes of allocation of income, gain, loss, or deduction under Code Section 704(c), the Joint Venture adopts the "traditional method with curative allocations" as identified in Proposed Regulation 1.704-3(c). If this Proposed Regulation is modified or changed when issued in final form, the Managing Partner shall select the method which most closely resembles the traditional method with curative allocations.

          (c) In the event the Gross Asset Value of any Joint Venture property is adjusted (other than for Depreciation) subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property and its Gross Asset Value in the same manner as under Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocation shall be made in a manner that reasonably reflects the purpose and intention of this Agreement.

     3.7  OTHER ALLOCATION RULES.
          ----------------------

          (a) The Gross Asset Values of all Joint Venture assets may be adjusted by the Managing Partner in accordance with Regulations Section 1.704-1(b)(2)(iv) to equal their respective gross fair market values as reasonably determined by the Managing Partner as of the following times: (i) the acquisition of an additional interest in the Joint Venture by any new or existing Partner in exchange for more than a de minimis capital contribution;
(ii) the distribution by the Joint Venture to a retiring or continuing Partner as consideration for an interest in the Joint Venture of more than a de minimis amount of money or other Joint Venture property; and (iii) the liquidation of the Joint Venture. In such event, if the Gross Asset Value of an asset does not equal its adjusted basis for federal income tax purposes, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Section 3 and agree to be bound by the provisions of this Section 3 in reporting their shares of Joint Venture income and loss for income tax purposes.

          (c) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Partner using any permissible method under Code Section 706 and the Regulations thereunder.

     3.8  PRIORITY ALLOCATION OF OPERATING INCOME.
          ---------------------------------------

          (a) For so long as E selects the General Manager of the Casino Project, as provided in Section 5.10, C shall be entitled to a priority allocation of operating income, as determined in accordance with this Section3.8, equal to fifteen percent (15%) of the Initial Investment (as defined below) in the Casino Project, adjusted each year for depreciation and repayment of principal on the Construction Financing. C's right to this Priority Allocation is non-cumulative and shall commence on an annual basis after the first full year of operation of the Casino Project. The Priority Allocation shall be calculated as follows:

               The "Initial Investment" shall be equal to the total Project cost, excluding only preopening expenses and initial bankroll, but shall not exceed $290,000,000. The Initial Investment shall be adjusted at the end of each year by subtracting (i) the depreciation on the Initial Investment taken in such year (in accordance with the depreciation schedule agreed to by the Partners in the initial year) and (ii) the principal payments made in repayment of any Construction Financing. The average of the Initial Investment at the beginning of each year and the Initial Investment at the end of each year (the "Average Investment") shall be multiplied by fifteen percent (15%) which sum shall be divided by sixty-five percent (65%). The resulting number multiplied by the Percentage Interest of C shall be the amount of C's Priority Allocation. If, in any year, the Casino Project generates insufficient operating income to allocate C its full Priority Allocation, C shall be entitled to such allocation only to the extent the operating income is available, and the Priority Allocation shall not be cumulative.

               If, however, the Casino Project reports sufficient operating income to allocate C all or a portion of its Priority Allocation, but sufficient cash is unavailable (i.e., not on hand) to distribute to C its Priority Allocation, C shall be entitled to receive the next cash available for distribution to satisfy the Priority Allocation which has been allocated to it.

          (b) For purposes of the above calculation, the purchase of new assets shall not be considered. Prior to the purchase of income producing assets, the parties shall negotiate in good faith to adjust net income to take into account the net income produced from such assets.

          (c) This Priority Allocation set forth in subparagraph (a) above shall be distributed to C to the extent available as provided in Section 4.1.

                                   SECTION 4

                                 DISTRIBUTIONS
                                 -------------

     4.1  NET CASH FROM OPERATIONS.  The term "Net Cash From Operations" shall
          ------------------------
mean the gross cash proceeds from all Joint Venture operations, less the following amounts agreed to by the Partners as set forth in the operating and capital budgets for the businesses of the Joint Venture: (i) Cash operating expenses and payments of other expenses and obligations of the Joint Venture, including interest and scheduled principal payments on Venture indebtedness, including the Construction Financing, not including cost overruns, and the Revolving Credit Line (in accordance with commercial business practices), other than indebtedness owed to Partners or Affiliates as set forth below, and not including depreciation expense; and (ii) Such reasonable reserves as the Partners deem necessary in good faith and in the best interests of the Joint Venture to meet anticipated future obligations and liabilities of the Joint Venture. Net Cash From Operations shall be subject to the annual audit of the Joint Venture. The Net Cash From Operations with respect to each fiscal year shall be distributed not later than the forty-fifth (45th) day after the end of each fiscal quarter as follows:

          (a) At the end of the first year of operation only, to each Partner, an amount equal to (or in proportion if less than) such partner's Tax Liability (as determined pursuant to Section 4.2 hereof) with respect to such fiscal year.

          (b) Payment of interest on all loans to the Joint Venture from Partners and Affiliates, including, without limitation, loans to the Joint Venture made as a result of a Defaulting Partner pursuant to Section 2.7(a)(ii).

          (c) Payment of principal on any loan(s), except the Construction Financing, made by a Partner or an Affiliate to the Joint Venture, including a loan made by a Non-Defaulting Partner made to the Joint Venture pursuant to
Section 2.7(a)(ii).

          (d) Payment of interest and principal on any loan(s) a Non-Defaulting Partner made on behalf of a Defaulting Partner pursuant to Section 2.7(a)(i) as a distribution to the Defaulting Partner, plus an additional distribution to the Non-Defaulting Partner in an equal amount.

          (e) If C or CC provides the Construction Financing, to the payment of the construction cost overruns in the amount that the total Construction Financing Loan exceeds seventy percent (70%) the Final Budget.

          (f) At the end of the first year of operation only, the entire balance shall be paid toward the principal of the Construction Financing, not including cost overruns. The amount of such payment shall reduce the Initial Investment for the purpose of calculating the Priority Allocation as provided in Paragraph 3.8.

          (g) To the extent earned and available, an amount to C up to the amount of the Priority Allocation defined in Section 3.8 with respect to such fiscal year. Any shortfall in the Priority Allocation shall not be cumulative from year to year.

          (h) To the extent earned and available, an amount to E up to the amount distributed to C under Subparagraph (g) from year to year, above, with respect to such fiscal year. Any shortfall in this distribution shall not be cumulative.

          (i) After the first year of operation, to each Partner, an amount equal to (or in proportion if less than) such Partner's Tax Liability (as determined pursuant to Section 4.2 hereof) with respect to such fiscal year. In the event that for such fiscal year there is not adequate cash available to distribute to E an amount equal to E's Tax Liability for such fiscal year, CC agrees to loan such amount to E, to be repaid, plus interest at the prime rate of Bank of America, from time to time, from future distributions to E.

          (j) The entire balance, unless otherwise agreed by the Partners, shall be applied to the payment of the Construction Financing if provided by C or CC until said loan is paid in full or refinanced; provided, however, in the event that such Construction Financing is not repaid in full within five (5) years after the commencement of operation of the Project, then the outstanding principal balance shall be refinanced on a commercially reasonable basis so as to allow the maximum distribution to the Partners in accordance with their Percentage Interests.

          (k) After satisfaction of the above obligations, any remaining balance of the Net Cash From Operations shall be distributed to the Partners in proportion to their Percentage Interests.

     4.2  TAX LIABILITY.  A Partner's "Tax Liability" for any fiscal year shall
          -------------
be an amount equal to the Profits of the Joint Venture allocated to such Partner with respect to such fiscal year multiplied by a percentage (initially, 39.6%) equal to the greater of the maximum marginal federal income tax rate applicable to individuals for such fiscal year or the maximum marginal federal income tax rate applicable to corporations for such fiscal year.

                                   SECTION 5

                                   MANAGEMENT
                                   ----------

     5.1  DAY-TO-DAY MANAGEMENT BY MANAGING PARTNER.  C shall be and hereby is
          -----------------------------------------
appointed the Managing Partner for the Joint Venture and is hereby charged with and C hereby agrees to assume the responsibility and authority for the prudent day-to-day management of the business affairs of the Joint Venture, except as otherwise designated to the General Manager in accordance herewith.

     Subject to the limitations and restrictions set forth in this Agreement and the Annual Business Plan, the Managing Partner may exercise the following specific rights and powers without any further consent of the other Partners being required:

          (a) Oversee and manage the day-to-day operations of the Casino Project and other Joint Venture business.

          (b) Direct and oversee the legal, architectural, engineering, construction and other work necessary for the development, construction, completion, opening,care and improvement of the Casino Project and the Casino Property and other Joint Venture business.

          (c) Prepare budgets and appropriate development schedules for the development, construction, opening, repair, improvement and operation of the Casino Project and Casino Property.

          (d) Negotiate with and enter into contracts for the development, construction, completion, opening, care and improvement of the Casino Project and to supervise all such work.

          (e)  Implement decisions made by both of the Partners.

          (f) Utilize due diligence to operate, on behalf of and for the sole benefit of Joint Venture, a hotel, casino, and entertainment complex as contemplated by the description of the Casino Project and such other business and activities which are customary and usual in connection with such operation;

          (g) Care for and distribute Joint Venture funds in accordance with the provisions of this Agreement.

          (h) Contract on behalf of the Joint Venture for the services of independent contractors such as lawyers and accountants.

          (i) Establish, maintain and supervise the deposit of monies or securities of the Joint Venture with federally insured banking institutions or other banking institutions as may be selected by the Managing Partner. The Managing Partner is authorized to sign on behalf of the Joint Venture on all accounts with such banking institutions.

          (j) After consultation with the Executive Committee, prepare and submit the Annual Business Plan for review and approval of the Executive Committee as provided herein.

          (k) Acquire by purchase, lease, or otherwise such personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Joint Venture consistent with the Annual Business Plan;

          (l) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Casino Project, or in connection with managing the affairs of the Joint Venture, including, without limitation, adequate insurance as provided in the Annual Business Plan.

     5.2  ANNUAL BUSINESS PLAN.  No later than forty-five (45) days prior to the
          --------------------
end of the then current Fiscal Year, after consultation with the Executive Committee, the Managing Partner and the General Manager shall prepare a business plan (the "Annual Business Plan") for the next Fiscal Year. The Annual Business Plan shall be subject to the review and approval of the Executive Committee. After approval of the Business Plan, there shall be no material changes in the Annual Business Plan without the approval of the Executive Committee. The Annual Business Plan shall include, but not be limited to, the following:

          (a) A narrative description of any activities proposed to be undertaken including the physical development of the Casino Project;

          (b) A projected annual income statement (accrual basis) on a monthly basis for upcoming Fiscal Year and subsequent Fiscal Year;

          (c) A projected balance sheet as of the end of the upcoming Fiscal Year and subsequent Fiscal Year;

          (d) A capital budget and an operating budget for the Casino Project by department, including the establishment and amount of working capital, capital improvement, and contingency reserves;

          (e) A schedule of projected operating cash flow, including itemized operating revenues, Casino Project costs, expenses, a schedule of projected operating deficits and capital calls for Additional Capital Contributions, if any;

          (f) A marketing plan indicating the nature, type and timing of advertising, public relations, complementaries, and promotions (e.g. print,television, food/beverage, billboard, signage, and other media), contemplated distribution and amounts payable to contractors;

          (g) An operating plan, including executive and other key employee and department staffing needs;

          (h)  An entertainment plan and budget;

          (i)  Proposed personal property acquisitions;

          (j) Anticipated insurance needs of the Joint Venture, including comprehensive, general liability, casualty, fire and extended coverage, workers' compensation, fidelity insurance protecting against employee loss or theft and business interruption insurance in an amount agreed to by all Partners, together with assurance that each Partner is named as an additional insured on the Joint Venture insurance policies.

     5.3      RESTRICTIONS ON THE PARTNERS.  The following shall require the
              ----------------------------
unanimous approval of all Partners:

          (a)  The admission of an additional Partner;

          (b)  The purchase of additional real property;

          (c) Any other transaction which is unrelated to the purposes of the Joint Venture;

          (d) Except as otherwise provided herein, incurring any indebtedness that encumbers the real property of the Casino Project;

          (e) Sales or other dispositions of all or substantially all of the assets of the Joint Venture;

          (f) Capital improvements in the aggregate in excess of $250,000, not included in the approved Annual Business Plan ;

          (g)  Refinancing of the Construction Financing;

          (h) Any obligation, contract, agreement, or commitment of any type whatsoever with a Partner or an Affiliate of a Partner, other than those specifically described in this Agreement;

          (i) Except as provided in Section 10, the sale, assignment, pledge, mortgage, encumbrance or disposal of all or any portion of such Partner's interest in the Venture. Except as specifically provided herein, nothing herein shall prohibit or limit a Partner's right to assign or pledge its proceeds from the Joint Venture;

          (j) The assignment, pledge or transfer of any debt in excess of $250,000 due the Venture or the release of any such debt, except on payment in full, other than in the ordinary course of the business of the Venture;

          (k) The compromise of any claim due to the Venture in excess of $250,000 or submission to arbitration of any dispute or controversy involving the Venture, other than in the ordinary course of the business of the Venture;

          (l) The Managing Partner shall select the Project Controller subject to the approval of the other Partner, which approval shall not be unreasonably withheld;

          (m) Transfer or conveyance of any of the Casino Property or the grant of easements or other property rights relating to the Casino Property;

          (n) Cancellation of any insurance as set forth in the approved Annual Business Plan.

     5.4  REPLACEMENT OF MANAGING PARTNER.
          -------------------------------

          (a) Except as provided herein, the Managing Partner may only be changed by the unanimous agreement of all Partners. If the actual net operating results of the business of the Joint Venture for any four (4) consecutive quarters are less than eighty percent (80%) of the projected amount as set forth in the approved Annual Business Plan, after appropriate adjustments for factors affecting similar business in the vicinity of the Project, then the other Partner may require the Managing Partner to resign. Provided, however, that as long as E appoints the General Manager, E shall not be entitled to require CC to resign as Managing Partner. In the event that a Partner exercises its option to require the Managing Partner to resign, then that Partner shall become the Managing Partner of the Joint Venture and assume all obligations of the Managing Partner as required by this Agreement.

          (b) In the event that there is any dispute with respect to whether the Managing Partner has performed in accordance with the standards set forth in
Section 5.4(a), such dispute shall be submitted to the CPA firm of Arthur Andersen for resolution. Arthur Andersen shall consider the positions of both Partners and shall render a decision with respect to the performance of the Managing Partner, which decision shall be final and binding on the Partners. In the event that Arthur Andersen is unable or unwilling to undertake this dispute resolution, then the dispute will be resolved by another qualified CPA firm as appointed by Arthur Andersen.

          (c) The Managing Partner reserves the right to resign as the Managing Partner. In the event that the Managing Partner resigns, the other Partner will have the right and option to become the Managing Partner of the Joint Venture and assume all the obligations of the Managing Partner as required by this Agreement. In the event that the other Partner does not exercise its option to become the Managing Partner, then the Partners shall attempt to appoint a third party ("Manager") to manage and operate the property. In the event that the Partners are unable to agree on the Manager, then the Joint Venture shall be dissolved and liquidated in accordance with the provisions of Section 13, with the last active Managing Partner being responsible for the dissolution and liquidation as provided in Section 13.

     5.5  IMPLEMENTATION OF ANNUAL BUSINESS PLAN.  The Managing Partner
          --------------------------------------
shall use due diligence to implement the Annual Business Plan. The Joint Venture will be conducted consistent with prudent business practices, with the objective of maximizing the profits of the Joint Venture, and each Partner will use due diligence to achieve that objective. The Managing Partner shall promptly notify the other Partner of any transaction, notice, event or proposal relating to the management and operation of the Casino Project which could significantly affect, either adversely or favorably, the Casino Project or the Joint Venture or otherwise cause a significant deviation from the Annual Business Plan.

     5.6  EXECUTIVE COMMITTEE.  There shall be established an Executive
          -------------------
Committee. The Executive Committee shall consult with, review, monitor and oversee the performance of the Managing Partner and the General Manager. The Managing Partner and the General Manager shall consult with the Executive Committee on a periodic basis as provided herein and seek the input and counsel of the

Executive Committee prior to the preparation of the Annual Business Plan.

     5.7  MEMBERSHIP; VOTING EXECUTIVE COMMITTEE.
          --------------------------------------

          (a)  MEMBERSHIP.  The Executive Committee will initially consist of
               ----------
five (5) members, with three (3) members appointed by the Managing Partner and two (2) members appointed by the other Partner. In the event that neither of the Partners are the Managing Partner, then the Executive Committee shall consist of five (5) members, with two (2) members appointed by each party, and the Manager appointed pursuant to Section 5.4(c) shall be the fifth member of the Executive Committee. Each Partner may, at any time, appoint alternate members to the Executive Committee and such alternates will have all the powers of a regular committee member in the absence or inability of a regular committee member to serve. Each Partner shall notify the other Partner in writing of its appointments to the Executive Committee within ten (10) business days of the execution of this Agreement.

          (b)  VOTING.  Each member of the Executive Committee shall have one
               ------
vote on any decision of the Executive Committee. A member of the Executive Committee may give his written proxy to another member of the Executive Committee to vote on his behalf in his absence. All actions of the Executive Committee must be approved by a majority of all of the members of the Executive Committee, present or voting by proxy.

     5.8  MEETINGS OF THE EXECUTIVE COMMITTEE; TIME AND PLACE.  Unless otherwise
          ---------------------------------------------------
requested by a Partner after completion of the Casino Project, regular meetings of the Executive Committee shall be held quarterly at such time and at such place as the Executive Committee shall determine. During construction of the Casino Project, the Executive Committee shall meet at least once every other week. At such regular meetings, the Managing Partner's representatives and the General Manager shall report on the financial performance and condition of the Joint Venture on a year-to-date basis (including cash flows, reserves, outstanding loans, and compliance efforts), give progress reports on capital projects including construction of the Project, compliance with the Annual Business Plan, material contracts entered into, material litigation, marketing efforts and such other matters relevant to the operation of the Joint Venture. The Executive Committee may make use of telephones and other electronic devices to hold meetings, provided that each member of the Executive Committee may simultaneously participate with all of the other members of the Executive Committee with respect to all discussions and votes of the Executive Committee. The Executive Committee may act without a meeting if the action taken is reduced to writing (either prior to or thereafter) and approved by members of the Executive Committee in accordance with the voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Executive Committee. Any Partner may call for a special meeting of the Executive Committee by giving three (3) days prior written notice to all members of the Executive Committee.

     5.9  DUTIES OF THE EXECUTIVE COMMITTEE.  The duties of the Executive
          ---------------------------------
Committee shall include, but not be limited to, the following:

          (a) Reviewing, adjusting, approving, developing, and supervising the Annual Business Plan, including budgeting for the construction of the Casino Project;

          (b)  Reviewing development progress of the Casino Project;

          (c) Reviewing and approving the terms of any loans made to the Joint Venture;

          (d) Determining, except as otherwise provided in this Agreement, the capital requirements of the Joint Venture;

          (e) Appointment of a firm of independent certified public accountants to perform an annual audit and issue an opinion letter with respect to the financial statements of the Joint Venture;

          (f) Appointment of those individuals, other than the Managing Partner and General Manager, who will have the authority to open and draw checks on bank accounts in the name of the Joint Venture, or endorse checks for deposit to such accounts;

          (g) Approving all material purchases, sales, leases or other dispositions of Joint Venture Property other than in the ordinary course of business; and

          (h) Determine the compensation of the General Manager and the Controller.

     5.10 GENERAL MANAGER.
          ---------------

          (a) E shall select the General Manager of the Casino Project, subject to the approval of C, which shall not be unreasonably withheld.

          (b) The General Manager shall perform those functions of the Managing Partner set forth in Sections 5.1(a), (e), (f), (h),

(i), (j), (k), (l), 5.2, 5.5, including restrictions with respect to the Annual Business Plan, and such other duties and responsibilities as the Managing Partner may assign to the General Manager.

          (c) The General Manager shall consult with the Managing Partner on a weekly basis and review results of operations and proposals for future operations.

          (d) The General Manager shall continue to be selected by E so long as the annual results of operations are within the standards and criteria set forth in Section 5.4 or so long as C is allocated its Priority Allocation as defined in Section 3.8. In the event that the General Manager does not meet the performance standards set forth in this paragraph, C may replace the General Manager. If the General Manager is replaced by C without E's consent, C shall not receive the Priority Allocation set forth in Section 3.8.

          (e) In the event that C, as Managing Partner, and the Executive Committee do not approve the Annual Business Plan as proposed by the General Manager, then the General Manager may resign, in which event, C shall no longer receive the Priority Allocation as set forth in Section 3.8. In the event that the General Manager resigns, the Managing Partner shall appoint the new General Manager. In the event that the General Manager does not resign, the General Manager shall implement the Annual Business Plan as revised and approved by the Managing Partner and the Executive Committee and the Priority Allocation shall remain in effect.

                                   SECTION 6
                                   ---------

                          INDEMNIFICATION OF PARTNERS
                          ---------------------------

     6.1  GENERAL.  The Joint Venture shall indemnify, save harmless, and pay
          -------
all judgments and claims of third parties against each Partner or any officer, shareholder, member, partner, or director of such Partner and members of the Executive Committee relating to any liability or damage, including attorneys' fees to be paid as incurred, arising by reason of any act performed or omitted to be performed by such Partner, officer, director or member in connection with the business of the Joint Venture, except for any conduct of a Partner that constitutes fraud, bad faith or breach of fiduciary duty.

     6.2  JOINT VENTURE EXPENSES.
          ----------------------

          (a) The Joint Venture shall indemnify, hold harmless, and pay all expenses, costs, or liabilities of any Partner who for the benefit of the Joint Venture makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Joint Venture in accordance with this Agreement and who suffers any financial loss as the result of such action.

          (b) Notwithstanding anything to the contrary in any of Sections 6.1 and 6.2, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Section shall be enforced to the maximum extent permitted by law.

                                   SECTION 7

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     7.1  REPRESENTATIONS AND WARRANTIES.  Each Partner hereby represents and
          ------------------------------
warrants that:

          (a) If such Partner is a corporation, limited liability company, or a partnership, it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, company, statutory, or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.

          (b) Such Partner has the individual, corporate, company, statutory, or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if such partner is a corporation, limited liability company, or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, company, statutory, or partnership action.

          (c) This Agreement constitutes the legal, valid, and binding obligation of such Partner, CC and EHALP and is enforceable in accordance with its terms and does not violate the terms and conditions of any law, regulation, order or award of any court or governmental agency or otherwise violate or result in a breach or default of the terms and conditions of any mortgage, agreement or other written document by which a Partner may be bound.

                                   SECTION 8

                         ACCOUNTING, BOOKS AND RECORDS
                         -----------------------------

     8.1  ACCOUNTING, BOOKS AND RECORDS.  The Joint Venture shall maintain at
          -----------------------------
its principal place of business separate books of account for the Joint Venture which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Joint Venture business in accordance with generally accepted accounting principles and casino industry guidelines consistently applied and, to the extent inconsistent therewith, in accordance with this Agreement. The Joint Venture shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. The Joint Venture's books and records shall be independently audited annually at the Joint Venture's expense. Each Partner shall, at its sole expense, have the right, without notice to any other Partner, to examine, copy, and audit the Joint Venture's books and records during normal business hours.

     8.2  REPORTS.
          -------

          (a)  IN GENERAL.  The Managing Partner, the General Manager and the
               ----------
Controller shall be responsible for the preparation of financial reports of the Joint Venture and the coordination of financial matters of the Joint Venture with the Joint Venture's accountants.

          (b)  REPORTS. Within sixty (60) days after the end of each Fiscal Year
               -------
and within forty-five (45) days after the end of any fiscal quarter, and within twenty (20) days after the end of any calendar month, the Managing Partner shall cause each Partner to be furnished with a copy of the balance sheet of the Joint Venture as of the last day of the applicable period, a statement of income or loss for the Joint Venture for such period, and a statement of the Joint Venture's cash flow for such period. The Managing Partner shall determine the fiscal year of the Joint Venture for financial reporting requirements and for Federal Income Tax purposes. Annual statements shall also include a statement of the Partners' Capital Accounts and changes therein for such Fiscal Year. Annual statements shall be examined by the Joint Venture's independent accountants.

     8.3  TAX RETURNS; INFORMATION.  The Managing Partner shall cause the Joint
          ------------------------
Venture's accountants to prepare all income and other tax returns of the Joint Venture and shall cause the same to be filed in a timely manner. The Managing Partner shall furnish to each Partner a copy of each such return, together with any schedules or other information which each Partner may require in connection with such Partner's own tax affairs.

     8.4  TAX MATTERS PARTNER.  The Managing Partner is specially authorized to
          -------------------
act as the "Tax Matters Partner" under the Code and any state or local law.

                                   SECTION 9

                                   AMENDMENTS
                                   ----------

     9.1  AMENDMENTS.  This Joint Venture Agreement may only be amended by the
          ----------
consent and approval of both Partners. Any such amendment shall be in writing and executed by both Partners.

                                 SECTION 10

                             TRANSFERS OF INTERESTS
                             ----------------------

     10.1 RESTRICTIONS ON TRANSFERS. Except as expressly permitted by this
          -------------------------
Agreement, no Partner shall transfer all or any portion of its interest in the Joint Venture or any rights therein without the unanimous consent of the Partners. Any transfer or attempted transfer by any Partner in violation of the preceding sentence shall be null and void and of no force or effect whatever. The Partners acknowledge and agree that they are relying on the experience, expertise, reputation and financial condition of the other Partner in entering into this Agreement and that the nature of the relationship between the parties is personal. Each Partner hereby acknowledges the reasonableness of the Restrictions on Transfers imposed by this Agreement in view of the Joint Venture purposes and the relationship of the Partners. Accordingly, the Restrictions on Transfers contained herein shall be specifically enforceable. Each Partner hereby further agrees to hold the Joint Venture and each Partner (and each Partner's successors and assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Partners as a result of a transfer or an attempted transfer in violation of this Agreement.

     10.2 PERMITTED TRANSFERS.
          -------------------

          (a)  GENERAL. A Partner shall be entitled to transfer or convey all or
               -------
any portion of its interest in this Joint Venture to any of the following persons or entities ("Permitted Transferee"):

               (i) An Affiliate of such Partner, subject to the provisions of Paragraph 10.3;

               (ii) Members of the Partner's family, which includes the Partner's spouse, natural or adoptive lineal descendants, and trusts for their benefit.

               (iii) Any other partner.

               (iv) A personal representative of such Partner, which includes any person or entity who succeeds to the Partner's estate as a result of the Partner's death, legal incompetence or bankruptcy.

               (v) Any person or entity approved by the unanimous consent of the Partners.

          (b)  ADMISSION OF PERMITTED TRANSFEREE AS A PARTNER.  A Permitted
               ----------------------------------------------
Transferee of an interest in the Joint Venture shall be admitted as a Partner in the Joint Venture only upon the unanimous consent of the Partners. The rights of a Permitted Transferee who is not admitted as a Partner shall be limited to the right to receive allocations and distributions from the Joint Venture with respect to the interest transferred, as provided by this Agreement. A Permitted Transferee that is not admitted as a Partner shall not be a Partner with respect to such interest, and, without limiting the foregoing, shall not have the right to inspect the Joint Venture's books, act for or bind the Joint Venture, or otherwise interfere in its operations.

          (c)  EFFECT OF PERMITTED TRANSFER ON JOINT VENTURE.  The Partners
               ---------------------------------------------
intend that the Permitted Transfer of an interest in the Joint Venture shall not cause the dissolution of the Joint Venture under the Act; however, if determined by a court of competent jurisdiction that a dissolution has occurred, the Partners shall continue to hold the Joint Venture's assets and operate its business in Joint Venture form under this Agreement as if no such dissolution had occurred.

          (d)  NOTICE AND COSTS OF TRANSFER.  In the event of any Permitted
               ----------------------------
Transfer, the Partner making the transfer shall notify the other Partner of the transfer and shall furnish the Joint Venture with the Transferee's tax identification number and sufficient information to determine the Transferee's interest and tax basis in the Joint Venture and any other information reasonably necessary to permit the Joint Venture to file all required federal and state tax returns. The Partner making a transfer permitted hereunder of all or a portion of his Joint Venture interest shall pay all costs and expenses incurred by the Joint Venture in connection with such transfer.

     10.3 LIMITATION ON OWNERSHIP OF PARTNERS.
          -----------------------------------

          (a) Unless otherwise agreed by C, Donald L. Carano or a member of his immediate family acceptable to C, which acceptance will not be unreasonably withheld, or an Affiliate controlled by Donald L. Carano or a member of his immediate family acceptable to C, which acceptance will not be unreasonably withheld, shall be the manager of and shall control E. Nothing herein shall prohibit, restrict or otherwise limit EHALP's or an Affiliate's right and ability to become a publicly traded entity so long as the above restriction on control of E is met.

          (b) Unless otherwise agreed by E, which shall not be unreasonably withheld, C shall be controlled by CC.

          (c) In the event that the provisions of this Section 10.3 are breached, the Non-Defaulting Partner shall have the right to exercise the Buy-Sell provisions of Section 12.1. 12.2 and 12.3.


                                 SECTION 11

                       WITHDRAWALS; ACTION FOR PARTITION;
                       ----------------------------------
                                    BREACHES
                                    --------

     11.1 WAIVER OF PARTITION AND COVENANT NOT TO WITHDRAW.  Each Partner
          ------------------------------------------------
hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that both Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Partner hereby covenants and agrees not to (a) take any action to require partition or to compel any sale with respect to its Joint Venture interest, (b) take any action to file a certificate of dissolution or its equivalent with respect to itself,
(c) take any action that would cause a Bankruptcy of such Partner, (d) withdraw or attempt to withdraw from the Joint Venture, (e) exercise any power under the Act to dissolve the Joint Venture, (f) transfer all or any portion of its interest in the Joint Venture (other than as permitted hereunder), (g) petition for judicial dissolution of the Joint Venture, or (h) demand a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits) without the unanimous consent of the Partners.

     11.2 CONSEQUENCES OF VIOLATION OF COVENANTS. If a Partner (a "Breaching
          --------------------------------------
Partner") attempts to (i) cause a partition or (ii) withdraw from the Joint Venture or dissolve the Joint Venture or take any action in breach of Section 11.1 hereof, the Joint Venture shall continue and such Breaching Partner shall be subject to this Section 11.2. In such event, the following shall occur;

          (a) The Breaching Partner shall immediately cease to have the authority to act as a Partner and shall have no further power to act for or bind the Joint Venture;

          (b) The other Partner shall continue to have the right to possess the Joint Venture's property and goodwill and to conduct its business and affairs;

          (c) The Breaching Partner shall be liable in damages, without requirement of a prior accounting, to the Joint Venture for all costs and liabilities that the Joint Venture or any Partner may incur as a result of such breach;

          (d) Distributions to the Breaching Partner shall be reduced to seventy-five percent (75%) of the Distributions otherwise payable to the
Breaching Partner.    The Joint Venture may apply any distributions otherwise
payable to the Breaching Partner to satisfy any claims it may have against the Breaching Partner.

          (e) The Breaching Partner shall continue to be liable to the Joint Venture for any unpaid Capital Contributions required hereunder with respect to such interest and to be jointly and severally liable with the other Partners for any debts and liabilities (whether actual or contingent, known or unknown) of the Joint Venture existing at the time the Breaching Partner withdraws or dissolves.

          (f) If E is a Breaching Partner, then the limitations on foreclosure of any deed of trust for the benefit of C or CC for the Construction Financing shall no longer be applicable.

                                   SECTION 12

                        BUY-SELL AND BUY-OUT ON DEFAULT
                        -------------------------------

     12.1 CONDITIONS PRECEDENT TO BUY-SELL. The Buy-Sell provisions of this
          --------------------------------
Agreement may not be instituted by any Partner until each of the following events or conditions have taken place:

          (a)  The initial Construction Financing has been paid in full;

          (b) Except as otherwise provided herein, ten (10) years from the date of commencement of operation of the Casino Project; and

          (c) Such Partner is not in default of any of the provisions of this Agreement.

     12.2 EXERCISE OF RIGHT TO BUY OR SELL. At any time after the occurrence of
          --------------------------------
the conditions precedent set forth in Paragraph 12.1, either Partner may make an offer to purchase ("Offer") the interest of the other Partner. The Offer shall be in writing and shall set forth the proposed price ("Price") to be paid for the other Partner's interest in the Partnership. The Offer shall constitute an irrevocable offer by the Partner giving the Offer either to (i) purchase all, but not less than all, of the interest in the Joint Venture of the other Partner free of liens and encumbrances for the Price, or (ii) sell all, but not less than all, of its interest in the Joint Venture free of liens and encumbrances to the other Partner for the Price. The Partner receiving the Offer shall have a period of two (2) months to accept the Offer to purchase at the Price or, in the alternative, to require that the Offering Partner sell its interest to the other Partner at the Price. If, at the time of the Offer, the Percentage Interests are not equal, then the Purchase Price for the respective interests shall be prorated proportionately without any premium for a controlling interest. The Partner receiving the Offer shall give written notice (Notice of Election) of its acceptance of the Offer to sell or purchase to the Offering Partner within two (2) months of the receipt of the Offer. Failure to give the Notice of Election shall constitute an acceptance of the offer to sell to the Offering Partner on the terms set forth in the Offer. The closing of the transaction for the sale or purchase of the Joint Venture Interest shall occur not later than six (6) months after the Notice of Election or at such other time as may be required by the Nevada Gaming Authorities. The Purchasing Partner shall be entitled to encumber the Joint Venture Property in order to finance the purchase. The Purchasing Partner may elect to pay the purchase price in cash or on terms which require at least a twenty-five percent (25%) down payment with the balance to be paid quarterly on a five (5) year amortization, plus interest at the prime rate of Bank of America from time to time. In the event that the Purchasing Partner elects to finance the purchase, the obligation to the Selling Partner may be secured by a Deed of Trust on the Partnership Property, which Deed of Trust will only be subordinate to the Joint Venture debt in the amount encumbering the Joint Venture Property that existed on the date of the Offer to Purchase. If such Deed of Trust is not allowed by the First Deed of Trust Holder, then the Selling Partner may require a pledge of the Partnership interest of the Purchasing Partner as security for the financing of the purchase or such other security of the Purchasing Partner as may be reasonably required by the Selling Partner.

     12.3 CLOSING.
          -------

          (a) At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the transaction contemplated hereby, including, without limitation, the transfer of the Joint Venture interest of the Selling Partner and the assumption by the Purchasing Partner of the Selling Partner's obligations with respect to the Joint Venture interest transferred. The reasonable costs of such transfer and closing, including, without limitation, attorneys' fees and filing fees, shall be divided equally between the Purchasing and Selling Partner.

          (b) The closing of the purchase and sale of the Partner's interest shall be subject to the approval of the Nevada Gaming Board and Commission. The Purchasing Partner shall file all necessary applications for approval of the transaction with the Nevada Gaming Board and Commission within sixty (60) days after the Notice of Election. The Purchasing Partner shall pay all costs and fees in connection with the approval of the Nevada Gaming Board and Commission.

          (c) At the close of the transaction contemplated under the provisions of Section 12.2, the Selling Partner shall assign to the Purchasing Partner all of the interest of the Selling Partner in the Joint Venture, free and clear of all liens, claims, encumbrances, and, at the request of the Purchasing Partner, shall convey and transfer to the Purchasing Partner, subject only to all matters of record at the time of the conveyance which have been approved by the Purchasing Partner, an undivided percentage interest in the assets of the Joint Venture equal to the Selling Partner's interest therein, and shall execute and deliver to the Purchasing Partner an amended Certificate of Fictitious Name (or cancellation thereof), together with all other documents as may be reasonably be required to give effect to the transfer of the Selling Partner's interest in the Joint Venture. In connection with such transfer, the Partners shall take all necessary action to discharge or release any Affiliate from any guarantee of any debt of the Joint Venture.

          (d) The Purchasing Partner shall use the assets of the Joint Venture to discharge to the extent possible all loans and other indebtedness, liabilities or other obligations of the Joint Venture (but shall not be required to prepay any obligations under any permanent loans secured by the Property) for which the Selling Partner has any personal or corporate liability or otherwise obtain the release of the Selling Partner from any such liability. The Purchasing Partner shall also cause the Joint Venture to repay to the Selling Partner any loans that were made by the Selling Partner to the Joint Venture or to the Purchasing Partner, together with unpaid accrued interest thereon.

          (e) The Purchasing Partner shall indemnify and hold harmless the Selling Partner from all indebtedness, liabilities and other obligations of the Venture, whether the same arose prior to or after the purchase, except that such indemnification shall not apply to liabilities, if any, of the Joint Venture which were created by the Selling Partner while acting in fraud of either the Joint Venture or the rights of the Purchasing Partner or in violation of the terms of this Agreement.

     12.4 BUY-OUT ON DEFAULT.
          ------------------

          (a)  RIGHT TO PURCHASE.  In the event that a Partner is in default on
               -----------------
Additional Capital Contributions required by the Managing Partner as provided in Paragraph 2.6 and the Non-Defaulting Partner has elected the remedy described in Paragraph 2.7(a)(i) and such loan is not repaid to the Non-Defaulting Partner within two (2) years of the date of the loan advance or if a Partner is in default at any time on two (2) Additional Capital Contributions which remain unpaid or uncured as provided herein, including payments from distributions on behalf of the Defaulting Partner pursuant to Section 4, or if any deed of trust for the benefit of C or CC for the Construction Financing is in default, then the Non-Defaulting Partner or CC, as the case may be, shall have the right to purchase the interest in the Joint Venture of the Defaulting Partner for a purchase price that is equal to the Net Equity of the Defaulting Partner's interest in the Joint Venture less any amounts paid on behalf of the Defaulting Partner pursuant to Section 2.7(a)(i).

          (b)  NOTICE OF ELECTION TO PURCHASE.  The Non-Defaulting Partner may
               ------------------------------
exercise its right to purchase under this Section 12.4 at any time that such default remains unpaid or uncured, either through payments by the Partner or distributions in accordance with Section 4. The Non-Defaulting Partner shall give written notice of its election to purchase the Defaulting Partner's interest. The Defaulting Party shall have a period of sixty (60) days after receipt of such Notice of Election in order to cure the entire default, plus accrued interest. In the event that the Defaulting Partner does not cure within said 60-day period, then the Partners shall proceed to determine the Net Equity of the Defaulting Partner's interest in the Joint Venture in accordance with the procedures set forth below, and the Defaulting Partner shall have no further right to cure.

          (c)  NET EQUITY. The "Net Equity" of a Partner's interest in the Joint
               ----------
Venture shall be the amount that would be distributed to such Partner in liquidation of the Joint Venture pursuant to Section 13 if (1) all the Joint Venture's assets were sold for their Gross Appraised Values; (2) the Joint Venture paid its unpaid liabilities and established reserves for the payment of reasonably anticipated contingent and unknown liabilities; and (3) the Joint Venture distributed the remaining proceeds to the Partners in liquidation. The Net Equity of a Partner's interest in the Joint Venture shall be determined from the books and records of the Joint Venture by the firm of independent certified public accountants regularly employed by the Joint Venture. The Net Equity of a Partner's interest shall be determined within thirty (30) days after receipt in writing of the Gross Appraised Value of the Casino Project and Property. The amount of such Net Equity shall be disclosed in writing to the Joint Venture and each of the Partners. The Net Equity determination of such accountants shall be final and binding in the absence of a showing of gross negligence or willful misconduct.

          (d)  GROSS APPRAISED VALUE.  "Gross Appraised Value" shall be equal to
               ---------------------
the fair market value of the Casino Project and Property as determined by qualified appraisers in accordance with the procedures set forth herein and shall represent the amount that a single buyer would reasonably be expected to pay for the entire Casino Project and Property (business and assets), free and clear of all liens and encumbrances, in a single cash purchase, taking into account the current condition, use, zoning and net income of the Casino Project and Property.

          (e)  PROCEDURE FOR DETERMINING GROSS APPRAISED VALUE.  The Partners
               -----------------------------------------------
shall attempt to agree to appoint a mutually acceptable MAI appraiser to determine the Gross Appraised Value of the Casino Project and Property. If the Partners agree on such appraiser, that appraiser's determination of Gross Appraised Value shall be final and binding on the Partners. In the event that the Partners are unable to agree on a single MAI appraiser, then the Non-Defaulting Partner shall appoint an MAI appraiser and give written notice thereof to the Defaulting Partner. The Defaulting Partner shall then have twenty (20) days to appoint a second MAI appraiser. In the event that the Defaulting Partner fails or refuses to appoint a second appraiser within twenty
(20) days, then the Defaulting Partner agrees to be bound by the determination of Gross Appraised Value as established by the appraiser appointed by the Non-Defaulting Partner. If the second appraiser is timely designated, the first and second appraisers shall meet within ten (10) days and shall select a third MAI appraiser. The Gross Appraised Value shall be the amount determined and agreed to by at least two (2) of the three (3) appraisers. If at least two of the appraisers are not able to agree on an appraised value, then each appraiser shall independently undertake to determine the Gross Appraised Value of the Project. The Gross Appraised Value to be used pursuant to the terms of this Agreement to determine the Net Equity for the purposes of Paragraph 12.4 shall be the average of the two (2) closest appraisals. The appraisers shall complete their appraisals and give written notice of their determinations of the Gross Appraised Value within sixty (60) days after appointment of the third appraiser. The costs and fees of the appraiser(s) shall be divided equally between the Partners.

          (f)  CLOSING.  The closing of the purchase and sale of the interest of
               -------
the Defaulting Partner, pursuant to this Section 12.4, shall occur not later than ninety (90) days after the determination of the Net Equity of the Defaulting Partner. The Purchase Price shall be equal to the Net Equity of the Defaulting Partner and shall be paid in full in cash at the time of closing. At closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the transactions contemplated hereby, including, without limitation, the transfer of the Joint Venture interest of the Defaulting Partner to the Non-Defaulting Partner and the assumption by the Non-Defaulting Partner of the obligations with respect to Defaulting Partner's interest in the Joint Venture. The reasonable costs of transfer and closing, including, without limitation, attorneys' fees and filing fees shall be divided equally between the Defaulting and the Non-Defaulting Partners except as provided with respect to appraisal costs. The Defaulting Partner shall deliver to the Non-Defaulting Partner good title to its Partnership interest, free and clear of any liens, claims, encumbrances, security interests or options.

                                   SECTION 13

                           DISSOLUTION AND WINDING UP
                           --------------------------

     13.1 LIQUIDATING EVENTS. The Joint Venture shall dissolve and commence
          ------------------
winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

          (a) Failure to proceed to Phase II of the Casino Project by July 31, 1994;

          (b)  January 1, 2053;

          (c)  The sale of all or substantially all of the Property;

          (d) The unanimous vote of the Partners to dissolve, wind up, and liquidate the Joint Venture;

          (e) The happening of any other event that makes it unlawful or impossible to carry on the business of the Joint Venture;

          (f)  The occurrence of an event of bankruptcy of a Partner.

          The Partners hereby agree that, notwithstanding any provision of the Act, the Joint Venture shall not dissolve prior to the occurrence of a Liquidating Event. If it is determined, by a court of competent jurisdiction, that the Joint Venture has dissolved prior to the occurrence of a Liquidating Event, the Partners hereby agree to continue the business of the Joint Venture without a winding up or liquidation.

     13.2 WINDING UP. Upon the occurrence of a Liquidating Event, the Joint
          ----------
Venture shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Joint Venture's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Property has been distributed pursuant to this Section and the Joint Venture has terminated. The Managing Partner shall be responsible for overseeing the winding up and liquidation of the Joint Venture, shall take full account of the Joint Venture's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

          (a) First, to the payment and discharge of all of the Joint Venture's debts and liabilities to creditors other than Partners;

          (b) Second, to the payment and discharge of all of the Joint Venture's debts and liabilities to Partners; and

          (c) The balance, if any, to the Partners in the amount of their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

          The Managing Partner shall not receive any additional compensation for any services performed pursuant to this Section but shall be entitled to reimbursement for all costs and expenses incurred in connection therewith. Each Partner understands and agrees that by accepting the provisions of this Section setting forth the priority of the distribution of the assets of the Joint Venture to be made upon its liquidation, such Partner expressly waives any right which it, as a creditor of the Joint Venture, might otherwise have to receive distributions of assets pari passu with the other
                                                  ---- -----
creditors of the Joint Venture in connection with a distribution of assets of the Joint Venture in satisfaction of any liability of the Joint Venture, and hereby subordinates to said creditors any such right.

          Any gains or losses on the disposition of properties of the Joint Venture in the process of liquidation shall be credited or charged to the Partners in accordance with Section 3. Any property distributed in kind in the liquidation shall be valued by agreement of the Partners and treated as though the property were sold and the cash proceeds distributed. The difference between the agreed value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in accordance with Section 3.

     13.3 COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS. In the event the
          ---------------------------------------------------
Joint Venture is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section to the Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2).

     13.4 RESERVE FOR CONTINGENT AND UNFORESEEN LIABILITIES. In the discretion
          -------------------------------------------------
of the Managing Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 13 may be:

          (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Joint Venture assets, collecting amounts owed to the Joint Venture, and paying any contingent or unforeseen liabilities or obligations of the Joint Venture or of the Partners arising out of or in connection with the Joint Venture. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Managing Partner, in the same proportions as the amount distributed to such trust by the Joint Venture would otherwise have been distributed to the Partners pursuant to this Section; or

          (b) withheld to provide a reasonable reserve for Joint Venture liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Joint Venture, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     13.5 RIGHTS OF PARTNERS. Except as otherwise provided in this Agreement,
          ------------------
(a) each Partner shall look solely to the assets of the Joint Venture for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Joint Venture and (b) no Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

     13.6 NOTICE OF DISSOLUTION.  In the event a Liquidating Event occurs,
          ---------------------
the Managing Partner shall, within thirty (30) days thereafter, (a) provide written notice thereof to each of the Partners and to all other parties with whom the Joint Venture regularly conducts business (as determined in the discretion of the Managing Partner), and (b) publish notice of such dissolution in a newspaper of general circulation in each place in which the Joint Venture regularly conducts business.

                                   SECTION 14

                     BANKRUPTCY OR DISSOLUTION OF A PARTNER
                     --------------------------------------

     14.1  EVENT OF BANKRUPTCY. Considering the personal nature of the
           -------------------
relationship between the Partners of this Joint Venture, upon occurrence of an Event of Bankruptcy with respect to a Partner, the remaining Partner shall have the right and option to dissolve and liquidate the Joint Venture in accordance with Section 13 of this Agreement.

          For the purposes of this Agreement, any of the following shall constitute an "Event of Bankruptcy" with respect to the Partner involved:

               (i) The filing of an involuntary petition under the United States Bankruptcy Act or any other United States or state bankruptcy statute, as now in effect or as hereafter amended, against a Partner, which involuntary petition is not dismissed within 120 days after the filing thereof;

               (ii) The commencement by a Partner of any proceeding of any type under the United States Bankruptcy Act or any other United States or state bankruptcy statute; or

               (iii) If a Partner makes an assignment for the benefit of creditors, or allows the appointment of a receiver, trustee, conservator or liquidator of all or any Portion of the partner or its assets.

     14.2 STATUS OF BANKRUPTCY ASSIGNEE.  After the date of an Event of
          -----------------------------
Bankruptcy, the successor to the bankrupt Partner shall be considered an Assignee of the bankrupt Partner's interest in the Joint Venture but shall not be entitled to interfere in management or administration of the Joint Venture business or affairs, to receive or require information or an accounting with respect to the Joint Venture transactions or to inspect the books of the Joint Venture; provided, however, that the successor to the bankrupt Partner's interest in the Joint Venture may inspect the books of the Joint Venture at reasonable times with reasonable notice for the sole purpose of assuring that the successor receives the appropriate distribution of profits and losses.


                                   SECTION 15

                                 MISCELLANEOUS
                                 -------------

     15.1 NOTICES. Unless otherwise provided, all notices, demands or other
          -------
communications hereunder shall be in writing and shall be deemed to have been given or submitted upon personal delivery or upon deposit in the United States mail by certified or registered mail, postage prepaid, with return receipt requested and addressed as follows:

          (a)  If to C, at       Galleon, Inc.
                                 c/o Circus Circus Enterprises, Inc.
                                 2880 Las Vegas Blvd. South
                                 Las Vegas, Nevada  89109
                                 Attention:  General Counsel


          (b)  If to E, at       Eldorado Limited Liability Company
                                 c/o Eldorado Hotel Casino
                                 345 N. Virginia Street
                                 P.O. Box 3399
                                 Reno, Nevada  89505

                                 with a copy to:

                                 McDonald, Carano, Wilson, McCune,
                                   Bergin, Frankovich & Hicks
                                 P.O. Box 2670
                                 Reno, Nevada  89505

Notices shall be deemed received upon personal delivery or three (3) days following deposit in the mail, if sent through the mail. Each Partner may designate, from time to time, another address in place of the address hereinabove set forth by notifying the other Partners of the new address in writing.

     15.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every
          --------------
covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     15.3 TIME. Time is of the essence with respect to this Agreement.
          ----

     15.4 HEADINGS. Section and other headings contained in this Agreement are
          --------
for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     15.5 SEVERABILITY. Every provision of this Agreement is intended to be
          ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     15.6 FURTHER ACTION. Each Partner agrees to perform all further acts and
          --------------
execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     15.7 ATTORNEYS' FEES.  In case of any action or proceeding to compel
          ---------------
compliance with, or for a breach of, the provisions of this Agreement, the prevailing party shall be entitled to recover all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees and court costs as determined by the court.

     15.8 GOVERNING LAW. The laws of the State of Nevada shall govern the
          -------------
validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     15.9 LOANS. Any Partner may, with the approval of the Part-ners or as
          -----
provided by this Agreement, lend or advance money to the Joint Venture. If any Partner shall make any loan or loans to the Joint Venture or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Joint Venture but shall be a debt due from the Joint

Venture. The amount of any such loan or advance by a lending Partner shall be repaid in accordance with Section 4.1. Except as otherwise provided herein, none of the Partners shall be obligated to make any loan or advance to the Joint Venture.

     15.10 USE OF WALKWAYS TO ADJACENT PROPERTY. Part of the Casino Project will
           ------------------------------------
include the utilization of space within walkways over Fourth and Fifth Streets to the adjacent respective properties of CC and EHALP. The connection of these walkways to the adjacent facilities will require modification of the existing facilities of CC and EHALP. Portions of the area within the walkway structure will be for the exclusive use of the adjacent properties of EHALP and CC, and other portions will be for the exclusive use of the Casino Project. The air space and the structural facility connecting the Casino Project to the adjacent property of CC shall belong to CC. The air space and the structural facility connecting the Casino Project to the adjacent property of EHALP shall belong to EHALP. CC and EHALP agree that that portion of the walkway structure connecting to their respective adjacent facilities intended to be utilized by the Casino Project as shown on the approved plans shall be leased to the Joint Venture on commercially reasonable terms. E shall be responsible for the construction of the walkway structure connect-ing the Casino Project to the adjacent property of EHALP and C shall be responsible for the construction of the walkway structure connecting the Casino Project to the adjacent property of CC. The Joint Venture shall be responsible for all improvements, equipment, furniture and fixtures placed in such walkways which are utilized as part of the operation of the Casino Project as shown on the approved plans. All improvements, equipment, furniture and fixtures placed on the walkway structures in areas which are for the exclusive use of EHALP or CC shall be paid by the respective entity utilizing such space.

     15.11 ACCESS TO ADJACENT PROPERTIES.  Each of the Partners recognizes
           -----------------------------
and acknowledges that the Casino Project shall have reasonably equivalent entrances and access to each Partner's Affiliate's properties located generally north and south of the Casino Project and under no circumstances, including, without limitation, a buy-out or dissolution, shall the Joint Venture or any successor in interest in any way hinder reasonable access to such entrances between the Casino Project and such Affiliate's property or otherwise interfere with or claim control or ownership of the equipment or facilities servicing such Affiliate's adjacent property.

     IN WITNESS WHEREOF, the parties have entered into this Agreement of Joint Venture as of the day first above set forth.

ELDORADO LIMITED LIABILITY
COMPANY                                         GALLEON, INC.
a Nevada limited liability                      a Nevada corporation
company

By: ELDORADO HOTEL ASSOCIATES                   By:  [Signature Appears Here]
     LIMITED PARTNERSHIP                            --------------------------
    Its Managing Member                             Its President

    By:  RECREATIONAL ENTERPRISES,
          INC., General Partner


    By: /s/ Donald L. Carano
       ----------------------------
         Its President

    and

    By:  HOTEL-CASINO MANAGEMENT, INC.
          General Partner


    By: /s/ Raymond J. Poncia, Jr.
       -----------------------------
         Its President


The undersigned are executing this Agreement only with respect to Sections 2.4, 2.5, 7.1, 10.3, 12.4 and 15.10:

ELDORADO HOTEL ASSOCIATES                 CIRCUS CIRCUS ENTERPRISES, INC.,
  LIMITED PARTNERSHIP,                    A Nevada Corporation
A Nevada Limited Partnership

By:  RECREATIONAL ENTERPRISES,            By:[Signature Appears Here]
     INC., A Nevada Corporation             --------------------------
                                            Its President
     General Partner


     By /s/ Donald L. Carano
       -------------------------
       Its President


HOTEL-CASINO MANAGEMENT, INC.
A Nevada Corporation                      APPROVED BY:
General Partner                           CIRCUS CIRCUS ENTERPRISES, INC.


By: /s/ Raymond J. Poncia, Jr.             /s/ William G. Bennett
   ---------------------------            ------------------------------
   Its President                               William G. Bennett
                                               Chairman of the Board

   Its President